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                                                                    EXHIBIT 12.3


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES CGS AND THE MAJORITY-OWNED AFFILIATES
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                         9 Months        9 Months
                                                                                                           Ended           Ended
                                          Year End.   Year End.    Year End.    Year End.   Year End.   September 30,  September 30,
                                            1995         1996         1997         1998        1999          1999           2000
                                         ------------------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                   $ (1,981)    $ (2,549)    $ (3,684)    $ (4,823)    $(12,086)    $ (4,180)      $ (7,638)

Fixed Charges:
  Interest expense                          4,644        5,801        7,901        9,585        9,982        6,869          9,727
  Interest factor of rental expense          --           --           --           --           --           --             --
                                         -----------------------------------------------------------------------------------------
             Total fixed charges            4,644        5,801        7,901        9,585        9,982        6,869          9,727
                                         ------------------------------------------------------------------------------------------
             Total earnings                 2,663        3,252        4,217        4,762       (2,104)       2,689          2,089

             Total fixed charges            4,644        5,801        7,901        9,585        9,982        6,869          9,727
                                         ------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges           0.57         0.56         0.53         0.50        (0.21)        0.39           0.21
                                         ------------------------------------------------------------------------------------------
  Deficiency to cover fixed charges        (1,981)      (2,549)      (3,684)      (4,823)     (12,086)      (4,180)        (7,638)
                                         ------------------------------------------------------------------------------------------